UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 17, 2009
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation or organization)

1-12935 (Commission File Number)	20-0467835 (I.R.S. EmployerIdentification No.)

5100 Tennyson Parkway, Suite 1200, Plano, Texas (Address of principal executive offices)	75024 (Zip code)
Registrant’s telephone number, including area code: (972) 673-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
This Form 8-K describes modifications to the compensation arrangements for Denbury Resources Inc.’s executive officers to be made in 2010 as recommended by the Compensation Committee (the “Committee”) of its Board of Directors and ratified by the Board of Directors (the “Board”). The modifications include the setting of cash bonuses for 2009 to be paid in early 2010, the approval of equity awards for 2010 to be issued on January 4, 2010, the setting of base compensation for 2010, and changes in the awards being made as long-term incentive grants to the Company’s named executive officers, including its principal executive officer and principal financial officer, and its next two most highly compensated executive officers, four of whom comprise the Company’s Investment Committee: Phil Rykhoek, Tracy Evans, Bob Cornelius, and Mark Allen. Otherwise the compensation arrangements and plans described in previous filings remain in place.
Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Officers’ Base Salaries
Effective January 1, 2010, the base salaries of the named executive officers will be increased over current base salary levels by an average of approximately 4.2%, consistent with average salary level increases for the entire Company. Base salaries for 2010 will be $495,000 for Messrs. Rykhoek and Evans, and $370,000 for Messrs. Allen and Cornelius.
Cash Bonus Grants to Employees and Officers
Since 1995, we have had a practice of paying cash bonuses to all of the Company’s employees and officers each year except in 1998, when no bonuses were paid. Since this practice began, we have paid cash bonuses ranging from 0% to 100% of base salary to the Company’s executive officers, depending on the Company’s results for that year, as recommended by the Committee. This general practice did not change in the awarding of bonuses for 2009.
Historically, the Company’s bonus practices classified employees into various levels or tiers for bonus compensation purposes, which levels are based on an employee’s position. Since 2007, the officers that are not part of the Investment Committee have been eligible for bonuses ranging from 0% to 70% of base salary and the officers that are members of the Investment Committee have been eligible for bonuses ranging from 0% to 100% of base salary. All of the Company’s bonuses are paid at the same relative percentage for all levels (i.e. if the Committee determines that bonuses should be given at the top of the normal range, which for level one is 10%, then each other level would also be at the top of that level’s normal range). Bonus determinations are made by the Committee subjectively, not based on arithmetic methods, formulas, or specific targets, but based on an overall retrospective evaluation of the Company’s annual corporate results, taking into account a wide range of both non-numeric measures and financial and operational results, which measures and results usually are not determined until the year is near conclusion.

Our Committee has concluded that cash bonuses for all employees for 2009 should be awarded at the level of 90% of the various bonus ranges for 2009. This decision was based upon their assessment that the Company had positive overall performance during 2009 with regard to overall production, operating costs, and health, safety and environmental factors, coupled with significantly beneficial acquisitions, dispositions and other events during the year, but that bonuses should be less than 100% as a result of the small shortfall in tertiary production and certain cost overruns in the Company’s capital spending program. As such, cash bonuses for 2009, to be paid in early 2010, will be at 90% of the targeted ranges for all employees, which equates to 90% of base salary for Investment Committee members, or $427,500 for Messrs. Rykhoek and Evans, and $319,500 for Messrs. Allen and Cornelius.
Long-term Incentive Grants to Officers
In determining the long-term incentive grants to be awarded to the Company’s officers in January 2010, the Committee generally followed the practice of the prior year, allocating one-third of the long-term equity awards in the form of one-year performance-based restricted stock which will cliff vest on March 31, 2011, one-third in the form of a three-year time-vesting restricted stock award which will vest on March 31, 2013, and one-third in the form of three-year SARs payable in common stock. The performance-based shares are to be earned during a one year performance period, and are eligible to vest based upon the Company’s level of success in achieving specifically identified performance targets. These targets chosen by the Committee were generally intended to be based upon controllable Company performance factors, which for the most part are intended to exclude the effect of changes in commodity prices. Generally, the number of shares earnable under the performance-based awards for performance at the designated target levels (100% target vesting levels) can be increased if Company performance for 2010 exceeds the 100% target levels, up to doubling the number of shares if the maximum target levels are reached. If performance is below designated minimum levels for all performance targets, no performance-based shares will be earned.
In addition, the members of the Investment Committee will be granted cash performance awards in early January 2010, which will have the same performance targets and metrics as the equity performance awards, but will be payable in cash rather than stock. If earned at the target level, these awards would be $500,000 for Messrs. Rykhoek and Evans, and $350,000 for Messrs. Allen and Cornelius, and will vest on March 31, 2011.
The Company’s officers will be granted equity awards on January 4, 2010, with determination of the number of shares of restricted stock or SARs to be granted computed by dividing one-third of a pro forma dollar amount for long-term incentive awards (which dollar amount is set by the Committee for each officer in their compensation review) by (1) for the time-vesting restricted stock, the higher of $15.00 per share or the closing price of the Company’s common stock as quoted on the NYSE on January 4, 2010, (2) for SARs, by $7.86 per share, the approximate Black-Scholes value of the SARs based on the $15.00 per share price utilized for determining the number of shares of restricted stock, and (3) for performance-based restricted stock at the 100% target level of awards, a number of shares equal to the number of shares of time-vesting restricted stock as determined in (1) above.

As to the assumed common stock price used to determine the number of shares of restricted stock to be covered by long-term incentive awards, the closing price of the Company’s common stock on December 16, 2009, the day before the awards were authorized, was $14.55 per share, 3% less than the $15.00 per share price utilized by the Committee as a floor in determining the number of shares to be covered by the awards. In making these determinations, the Committee believed that $15.00 per share was a minimum representative value of the Company’s common stock, as the Company had used a price of approximately $15.00 per share in its two most recently negotiated acquisitions.
The information below lists the number of shares of common stock covered by awards to be issued on January 4, 2010 if a $15.00 per share formulaic common stock price is used:

	Shares of	Shares of
	Time-Vesting	Performance-
	Restricted	Based Stock (1)
	Stock (1)	(target amount)	SARs (1)
Phil Rykhoek	40,000	40,000	76,335
Tracy Evans	40,000	40,000	76,335
Robert Cornelius	27,778	27,777	53,011
Mark Allen	27,778	27,777	53,011

(1)	Estimated based upon a stock price of $15.00 per common share and a Black-Scholes value of $7.86 per SAR.
The above described time-vesting restricted stock and SARs will cliff vest on March 31, 2013, and the above described performance-based restricted stock will cliff vest on March 31, 2011, with all of the equity awards subject to earlier vesting as a result of death, disability, or retirement as defined in the Plan, or in the case of Mr. Cornelius, due to a change of control as defined in the Plan.
The Committee made the additional following determinations with regard to the grants of equity awards:
•	that time-vesting restricted shares be considered issued and outstanding upon issue but held by the Company’s transfer agent until vesting has occurred;

•	that performance-based restricted shares not be considered issued and outstanding until vesting has occurred; and

•	that SARs awarded will have an exercise price equal to the closing price on the NYSE of the shares of the Company’s common stock on January 4, 2010. The SARs will expire seven years from the date of grant. Any increase in the stock price between the exercise price and the stock price on the exercise date will be paid solely in shares of Company common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: December 23, 2009	By:	/s/ Mark Allen
Mark Allen
Senior Vice President & Chief Financial Officer